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                                                                   EXHIBIT 10.53


         "THE WARRANTS AND THE SHARES THAT MAY BE PURCHASED UPON THE EXERCISE OF THE WARRANTS COLLECTIVELY REFERRED TO AS THE ("SHARES") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PUBLICLY OFFERED OR SOLD IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT; (2) OPINIONS OF COUNSEL TO INVISA, INC., PRIOR TO ANY PROPOSED TRANSFER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT; OR (3) A LETTER PRESENTED TO INVISA INC., PRIOR TO
ANY PROPOSED TRANSFER, FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, TO THE EFFECT THAT IT WILL NOT TAKE ANY ENFORCEMENT ACTION IF THE PROPOSED TRANSFER IS MADE WITHOUT REGISTRATION UNDER THE ACT."


Void after August 15, 2004

WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK


NUMBER                                                          NO. OF WARRANTS
WA 1                           INVISA, INC.                          67,000
   -                                                                 ------


         This certifies that FOR VALUE RECEIVED DELBRUECK BANK or registered assigns (the "Registered Holder") is the owner of SIXTY SEVEN THOUSAND Warrants (the "Warrants"). Each Warrant represented hereby entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate, one fully paid and non-assessable share of Common Stock, $0.001 value ("Common Stock"), of Invisa, Inc., a Nevada corporation (the "Company"), from the date hereof until August 15, 2004, (the "Expiration Date"), upon the presentation and surrender of this Warrant Certificate together with the full payment of the Exercise Price in effect on the date on which written notice of exercise is delivered to the Company as provided herein. Payment of the Exercise Price must be in the form of lawful money of the United States delivered by certified, bankers check or other form acceptable to the Company and delivered to the corporate office of the Company at 4400 Independence Court, Sarasota, Florida 34234. The exercise price of each Warrant (the "Exercise Price") is: (i) $5.00 per share until August 15, 2003 (the "Initial Warrant Year") And (ii) From August 16, 2003 to August 15, 2004 (the "Second Warrant Year") the greater of: (i) the average closing trading price for the Company's common stock during the Initial Warrant Year, or (ii) $8.00 per share.

The Warrants are redeemable at the option of the Company at $0.10 per warrant upon 30 days notice to the Registered Holder. In order for the Company to exercise its right to redeem: during the Initial Warrant Year the Company's common stock must have traded for 20 consecutive trading days at a closing trading price above $10.00 per share, or during the Second Warrant Year the Company's common stock must have traded for 20 consecutive trading days at a closing trading price above $16.00 per share.

Any Warrants not timely exercised or redeemed automatically expire on August 15, 2004 ("Expiration Date").

The grant of this Warrant is made without registration under the Securities Act of 1933 as amended (the "Act") by reason of a specific exemption. The Warrants and Shares to be issued at exercise shall be restricted as to transfer in accordance with Regulation S and/or Rule 144 of the


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Act, whichever shall be applicable and Shares acquired upon the exercise of the
Warrants will bear a restrictive legend as to transfer in accordance with the Act.

In the event of a stock dividend or stock split resulting in the number of outstanding of shares of the Company being changed, the applicable exercise price, number of shares, redemption price and trading price requirements for redemption, as provided in the Warrants, shall be proportionately adjusted. In the event of the merger, consolidation, or combination of the Company into another company or entity which survives that transaction, the shares which may be purchased under the Warrants shall be converted into an equivalent number of shares of the surviving entity. In the event of the sale of all or substantially all of the assets of the Company, the shares which may be purchased upon the exercise of the Warrants shall be treated in any distribution as if said shares are issued and outstanding, with the exception that the exercise price under the Warrants shall be deducted from the amount to be distributed on a per-share basis. The Registered Holders of Warrants shall not be entitled to vote or exercise other rights of stockholders unless and until the Warrants are exercised and the underlying Shares issued. In the event of redemption by the Company, each Registered Holder shall be provided 30 days prior written notice of the Company's intent to redeem, during which notice period the Registered Holder of the Warrant shall be entitled to exercise the Warrant.

         In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

         Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

         This Warrant Certificate and the Registered Holder's rights hereunder are not assignable or transferable by the Registered Holder except in accordance with the Act and with the written consent of the Company which will not be unreasonably withheld.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by two of its officers thereunto duly authorized.


/s/ William W. Dolan                         /s/ Stephen A. Michael, President
-------------------------------              ----------------------------------
William W. Dolan, Secretary                  Stephen A. Michael, President